Exhibit 10.9

TERRENO REALTY CORPORATION
[Date]

[Participant]
[Address]
[Address]

Re: Terreno Realty Corporation Long-Term Incentive Plan
Dear [Participant]:
The Compensation Committee (the “Committee”) of the Board of Directors of Terreno Realty Corporation has selected you as a Participant in the Company’s Long-Term Incentive Plan (the “Plan”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Plan. This Award Notice shall be subject to and governed by all the terms and conditions of the Plan. A copy of the Plan is attached as Exhibit I to this Award Letter.
For the Performance Measurement Period ending December 31, 20___ during which you are a Participant under the Plan, your Target Award as measured in shares of Terreno Realty Corporation common stock per benchmark shall be:
MSCI U.S. REIT Index: [______] shares
FTSE NAREIT Industrial Index: [______] shares
This Award Notice together with the Plan (the terms of which are hereby incorporated by reference) are intended to be a final expression of the agreement between you and the Company and are intended to be a complete and exclusive statement of the agreement and understanding between you and the Company with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter other than those referred to herein and in the Plan.
This Award Notice shall not be construed as creating any contract for continued services between you and the Company or any of its subsidiaries and nothing herein contained shall give you the right to be retained as an employee of the Company or any of its subsidiaries.

Please acknowledge your receipt of this Award Notice and your agreement to the terms and conditions of the Plan by countersigning in the space provided below and returning this Award Notice to the Company.

TERRENO REALTY CORPORATION
By:
Name:
Title:

AGREED TO AND ACCEPTED
___________________________
[Participant]